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                                                                     EXHIBIT (1)

                              DECLARATION OF TRUST

                          TRUST FOR FEDERAL SECURITIES

                    AMENDED AND RESTATED AS OF AUGUST 9, 1993

         The DECLARATION OF TRUST, made as of August 9, 1993 by the undersigned Trustees, is hereby amended by restating the same in its entirety as follows:

                                       I.

                                      NAME

         This trust shall be known as Trust for Federal Securities (hereinafter called the "Trust").

                                       II.

                                PURPOSE OF TRUST

         The purpose for which the Trust is formed is to act as a management investment company under the Investment Company Act of 1940.

                                      III.

                                   DEFINITIONS

         3.1 Definition of Certain Terms. As used in this Declaration of Trust, the terms set forth below shall mean:

         A.    "Shareholder" means a record owner of Shares of the Trust.

         B. "Shares" means the equal proportionate units of interest of each class into which the beneficial interest in the Trust may be classified or reclassified from time to time by the Trustees acting under this Declaration of Trust, or in the absence of such action, means the equal proportionate units of interest into which the entire beneficial interest in the Trust shall be divided from time to time, and includes fractions of Shares as well as whole Shares.

         C. "Person" shall mean a natural person a corporation, a partnership an association, a joint-stock company, a trust, a fund or any organized group of persons whether incorporated or not.
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         D.    The "Trustees" refers to the individual trustees of the Trust in their capacity as trustees hereunder and to their successor or successors while serving in office as a trustee of the Trust.

         E. The "Act" refers to the Investment Company Act of 1940, as now or hereafter amended, and to the rules and regulations adopted thereunder.

         F. The terms "assignment" and "Interested Person" shall have the respective meanings set forth in the Act. The term "Vote by a majority of outstanding Shares" shall mean the "vote of a majority of the outstanding voting securities" as defined in the Act.

                                       IV.

                        OWNERSHIP OF ASSETS OF THE TRUST

         The assets of the Trust shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All the assets of the Trust shall at all times be considered as vested in the Trustees. Except to the extent otherwise required by Article V hereof, no Shareholder shall be deemed to have severable ownership in any individual asset of the Trust or any right of partition or possession thereof, but each Shareholder shall have a proportionate undivided beneficial interest in the Trust.

                                       V.

                 SHAREHOLDERS: BENEFICIAL INTEREST IN THE TRUST:
                        PURCHASE AND REDEMPTION OF SHARES

         5.1   Shares of Beneficial Interest.

         A. The beneficial interests in the Trust shall at all times be divided into an unlimited number of transferable Shares, without par value. All Shares shall be of one class, provided, however, that subject to this Declaration of Trust, the Trustees shall have the power to classify or reclassify any unissued Shares into a second class of Shares and any additional classes of Shares by setting or changing in any one or more respects, from time to time before the issuance thereof, their preferences, designations, conversion or other rights, restrictions, limitations as to dividends, conditions of redemption, qualifications or other terms provided, that the investment objective, policies and restrictions governing the management of the Trust, including the management of assets belonging to any

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class of Shares, may from time to time be changed or supplemented by the
Trustees subject to the requirements of the Act. Upon the issuance of the first Share of a second class of Shares classified or reclassified by the Trustees pursuant to this Section 5.1, all Shares theretofore issued and outstanding shall automatically represent Shares of a separate class having the voting rights, preferences, participating, or other special rights and qualifications, restrictions and limitations provided for in this Declaration of Trust with respect to any class of Shares. The Trustees may from time to time divide or combine the outstanding Shares of the Trust or of any class into a greater or lesser number without thereby changing the proportionate beneficial interest of the Shares in the Trust or in the assets belonging to such class, as the case may be. Subject to the respective voting rights, preferences, participating, or other special rights and qualifications, restrictions and limitations expressly provided for in this Declaration of Trust with respect to each class of Shares, the Trustees shall have the power to classify or reclassify any class of Shares into one or more sub-classes by setting or changing in any one or more respects, from time to time, their preferences, designations, conversion or other rights, restrictions, limitations as to dividends, conditions of redemption and qualifications or other terms. All references in this Declaration of Trust to any class of Shares shall include and refer to the Shares of any sub-class thereof.

         B. The holder of each Share shall be entitled to one vote for each full Share, and a proportionate fractional vote for each fractional Share, irrespective of the class, then recorded in his name on the books of the Trust. On any matter submitted to a vote of Shareholders, all Shares then issued and outstanding and entitled to vote, irrespective of the class, shall be voted in the aggregate and not by class except: (1) as otherwise required by the Investment Company Act of 1940, or (2) when the matter, as conclusively determined by the Trustees, affects only the interests of the Shareholders of a particular class or classes of Shares (in which case only Shareholders of the affected class or classes shall be entitled to vote thereon).

         C. Each class of Shares of the Trust shall have the following preferences, participating or other special rights, qualifications, restrictions and limitations:

               (1) All consideration received by the Trust for the issue or sale of Shares of any class, together with all income, earnings, profits and proceeds derived from the investment thereof, including any proceeds derived from the sale, exchange or liquidation of such investments, any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and any general assets of the Trust not

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         belonging to a particular class which the Trustees may, in their sole discretion, allocate to a class, shall irrevocably belong to the class of Shares with respect to which such assets, payments or funds were received or allocated for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust. Such assets and the income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as "assets belonging to" such class.

               (2) The assets belonging to any class of Shares shall be charged with the direct liabilities in respect of such class and shall also be charged with such class's share of the general liabilities of the Trust in proportion to the relative net assets of the respective classes determined at such time or times as may be authorized by the Trustees. The determination of the Trustees shall be conclusive as to the nature and amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to or among one or more classes; and as to whether the same are allocable to one or more classes. The liabilities so charged to a class are herein referred to as "liabilities belonging to" such class.

               (3) In the event of the termination of the Trust and the winding up of its affairs, the Shareholders of each class shall be entitled to receive, as a class, out of the assets of the Trust available for distribution to Shareholders, but other than general assets not belonging to any particular class of Shares, the assets belonging to such class; and the assets so distributable to the Shareholders of any class shall be distributed among such Shareholders in proportion to the number of Shares of such class held by them and recorded in their name on the books of the Trust. In the event that there are any general assets not belonging to any particular class of Shares and available for distribution, such distribution shall be made to the Shareholders of all classes in proportion to the relative net assets of the respective classes determined as hereinafter provided and the number of Shares of such class held by them and recorded in their name on the books of the Trust.

         5.2 Purchase of Shares in the Trust. The Trustees may accept investments in the Trust from such persons and on such terms as they may from time to time authorize. Each investment shall be credited to the Shareholder's account in the form of

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full and fractional Shares of the Trust at the net asset value per Share next determined after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, determine that a sales charge shall be imposed upon investments in the Trust.

         5.3 Net Asset Value Per Share. The net asset value per Share of the Trust shall be computed on each day during which the New York Stock Exchange is open for trading, not less frequently than once daily, as of the time of the close of trading on such Exchange, or at such other time or times as the Trustees may specify. Assets shall be valued as follows: (a) all securities for which market quotations are readily available, at market value; and (b) all other securities and assets, at fair value determined in good faith by the Trustees or by the investment adviser or other person, as the Trustees may determine, acting under supervision of the Trustees. Net asset value per Share of any class shall be determined by dividing the total value of the assets belonging to the class, less the value of any liabilities belonging to the class, by the total outstanding Shares of the class.

         5.4 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust. The Trustees may make such rules as they consider appropriate for the transfer of Shares and similar matters. The record books of the Trust shall be conclusive as to who are the holders of Shares and to the number of Shares held by each Shareholder.

         5.5 Preemptive Rights. Shareholders shall have no preemptive or other rights to subscribe to any additional Shares or other securities issued by the Trust or the Trustees.

         5.6 Redemption of Shares. To the extent the Trust has funds or property legally available therefor, a Shareholder of the Trust shall have the right, subject to the provisions of Section 5.8 hereof, to require the Trust to redeem his full and fractional Shares of any class out of assets belonging to such class at a redemption price equal to the net asset value per Share next determined after receipt of a request to redeem. If, in the opinion of the Trustees, ownership of Shares has or may become concentrated to an extent which would cause the Trust to be deemed a personal holding company within the meaning of the Internal Revenue Code, as amended, the Trust may compel the redemption of, reject any order for, or refuse to give effect on the books of the Trust to the transfer of, any Shares in an effort to maintain the ownership of Shares so as to prevent that consequence. The Trustees shall establish such rules and procedures as they deem appropriate for the redemption of Shares, including the imposition of a redemption fee, provided that all redemptions are made in accordance with the provisions of the Act.

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         5.7   Option to Redeem Small Accounts. The Trust reserves the right to redeem Shares in any account for their then current net asset value per Share (which will be paid to the Shareholder), if the value of such account is less than $1,000; provided, however, that each Shareholder shall first be notified in writing that his account has a value of less than $1,000 and allowed thirty days to make an additional investment before the redemption is processed by the Trust.

         5.8 Suspension of Right of Redemption. The Trustees may suspend the right of redemption or postpone the date of payment (a) during any period that the New York Stock Exchange (the "Exchange") is closed other than for customary weekend or holiday closings, or trading on the Exchange is restricted as determined by the Securities and Exchange Commission (the "Commission"), (b) during any period when an emergency exists as defined by the rules of the Commission as a result of which it is not reasonably practicable for the Trust to dispose of securities owned by it, or fairly to determine the value of its net assets, and (c) for such other periods as the Commission may permit. Such suspension shall take effect at such time as the Trustees shall specify but not later than the close of business on the business day following the declaration of suspension, and thereafter there shall be no right of redemption or payment until the Trustees shall declare the suspension at an end, except that the suspension shall terminate in any event on the first day on which said Exchange shall have reopened or the period specified in (a) or (b) shall have expired. In case of suspension of the right of redemption, a Shareholder may either withdraw his request for redemption or receive payment based on the net asset value existing after the termination of the suspension.

                                       VI.

                                  THE TRUSTEES

         6.1 Management of the Trust. The business and affairs of the Trust shall be managed by the Trustees, and they shall have all powers necessary and desirable to carry out such responsibility.

         6.2 Number and Term of Office. The number of Trustees shall be determined from time to time by the Trustees themselves, but shall not be less than three, nor more than fifteen. Each Trustee shall hold office for such period as may be provided in the By-Laws. A Trustee shall qualify by accepting in writing his election or appointment and agreeing to be bound by the provisions of the Declaration of Trust. Notwithstanding the foregoing, (a) any Trustee may resign his trust by written instrument signed by him and delivered to the other Trustees at the principal business office of the Trust (without need for


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prior or subsequent accounting), which shall take effect upon such delivery or upon such later date as is specified therein; (b) any Trustee may be removed at any time with or without cause by written instrument, signed by at least two-thirds of the number of Trustees prior to such removal, specifying the date when such removal shall become effective; (c) any Trustee who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees; and (d) the terms of the Trustees shall be as provided in the By-Laws.

         6.3 Initial Trustees. At the first meeting of Shareholders of the Trust held after the commencement of the first public offering of its Shares on a date fixed by the Trustees, the Shareholders shall elect not less than three Trustees. The initial Trustees shall be C. Canby Balderston, Dudley F. Cates, Robert R. Fortune, Samuel C. Myer, Russell W. Richie, James Louis Robertson and Ralph A. Young.

         6.4 Quorum. At all meetings of the Trustees, a majority of the Trustees shall constitute a quorum for the transaction of business and the action of a majority of the Trustees present at any meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by law, the By-Laws, or this Declaration of Trust. If a quorum shall not be present at any meeting of Trustees, the Trustees present may by a majority vote adjourn the meeting without notice other than announcement at the meeting, until a quorum shall be present. The Trustees may act with or without a meeting. Unless provided otherwise in this Declaration of Trust or required by law, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consents of a majority of the Trustees.

         The Trustees may appoint committees of Trustees and delegate powers to them as provided in the By-Laws. Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority, of the members thereof. Unless provided otherwise in this Declaration of Trust, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

         6.5 Appointment of Trustees. The term of a Trustee shall terminate and a vacancy shall occur upon the expiration of his term or in the event of his death, resignation, bankruptcy, retirement, removal, adjudicated incompetency or other incapacity to perform the duties of the office of Trustee. In case a

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vacancy shall, by reason of an increase in number, or for any other reason, exist, the remaining Trustees may fill such vacancy by appointing such other person as they in their discretion shall select. Such appointments shall be evidenced by a written instrument signed by a majority of the Trustees in office, but the appointment shall not take effect until the individual so named shall have accepted in writing the appointment and agreed to be bound by the terms of this Declaration of Trust. An appointment of a Trustee may be made by the Trustees then in office and notice thereof mailed to Shareholders as aforesaid in anticipation of a vacancy to occur by reason of retirement, resignation or increase in number of Trustees effective at a later date, provided that said appointment shall become effective only at or after the effective date of said retirement, resignation or increase in number of Trustees. A vacancy may also be filled by the election of the Shareholders at an annual or special meeting. As soon as any Trustee so appointed or elected shall have accepted this Trust, the Trust estate shall vest in the new Trustee or Trustees, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder.

         6.6 Effect of Death, Resignation, etc. of Trustee. The death, resignation, bankruptcy, retirement, removal, or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be a Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

         6.7 Powers. The Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or desirable in connection with the management of the Trust. The Trustees shall not be bound or limited by present or future laws or customs in regard to Trust investments, but shall have full authority and power to make any and all investments which they, in their uncontrolled discretion, shall deem proper to accomplish the purpose of this Trust. Subject to any applicable limitation in this Declaration of Trust or the By-Laws of the Trust, the Trustees shall have power and authority:

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         A.    To buy and invest funds in their hands, in securities including, but not limited to, Treasury bills, notes or other obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, rights to purchase such securities, or in "when-issued" contracts for any such securities; to purchase such securities coupled with an agreement by the vendor as to their repurchase, and sell such securities coupled with a similar agreement; or retain such funds in cash and from time to time change the investments of its funds, without in any case being limited to investments which may be made by fiduciaries.

         B. To adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and to amend and repeal them to the extent that they do not reserve that right to the Shareholders.

         C. To elect and remove such officers and appoint and terminate such agents as they consider appropriate.

         D.    To set record dates in the manner hereinafter provided for.

         E. To sell or exchange any or all of the assets of the Trust, subject to the provisions of Article XI, Section 11.3 thereof.

         F. To vote or give assent, or exercise any rights of ownership, with respect to securities or property; to solicit proxies from Shareholders and to execute and deliver powers of attorney and proxies to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper.

         G. To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities.

         H. To hold any security or property, a form not indicating any trust, whether in bearer, unregistered or other negotiable form; or either in the Trust's own name or in the name of a custodian or a nominee or nominees.

         I. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or concern, any security of which is held in the Trust; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern, and to pay calls or subscriptions with respect to any security held in the Trust.

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         J.    To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes.

         K. To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for.

         L. To issue guarantees, to lend its assets and to borrow money from banks and to pledge, mortgage or hypothecate the assets of the Trust.

         M. To issue, acquire, hold, resell, and otherwise deal in securities, and to apply to any acquisition of securities any property of the Trust whether capital or surplus or otherwise.

         N. To retain and employ persons to serve on behalf of the Trust as investment adviser, administrator, transfer agent, custodian, underwriter, distributor or in such other capacities as they consider desirable.

         O. To delegate such power and authority as they consider desirable to any officers of the Trust and to any investment adviser, administrator, transfer agent, custodian, underwriter, distributor or other person.

         No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order.

         6.8 Trustees and Officers as Shareholders. Any Trustee, officer or other agent of the Trust may acquire, own and dispose of Shares of the Trust to the same extent as if he were not a Trustee, officer or agent; and the Trustee may issue and sell or cause to be issued and sold Shares of the Trust to and buy such Shares from any such person with which he is affiliated subject only to the general limitations herein contained as to the sale and purchase of such Shares; and all subject to any restrictions which may be contained in the By-laws.

         6.9 Trustee Reimbursement. The Trustees have the power to incur and to pay (or shall be reimbursed) from the Trust estate for all expenses and disbursements of the Trust, including, without limitation, interest expense, compensation payable to Trustees and officers of the Trust, taxes, fees and commissions of every kind incurred in connection with the business of the Trust, expenses of issue, repurchase and redemption of Shares, expenses of registering and qualifying the Trust and its Shares under Federal and State laws and regulations, charges of custodians, transfer agents, investment advisers; administrators and registrars, expenses of preparing

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and printing and distributing prospectuses, auditing and legal expenses, expenses of reports to Shareholders, expenses of meetings of Shareholders and proxy solicitations therefor, insurance expense, association membership dues and such nonrecurring items as may arise, including litigation to which, the Trust is a party, and for all losses and liabilities by them incurred in administering the Trust; and for the payment of such expenses, disbursements, losses and liabilities, the Trustees shall have a lien on the Trust estate prior to any rights or interests of the Shareholders thereto.

         6.10 Power to Conduct Business; Presumptions. The Trustees shall have power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the Commonwealth of Pennsylvania, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust property.

         6.11 Service in Other Capacities. Any Trustee, officer, employee or agent of the Trust, including any investment adviser, transfer agent, administrator, distributor, custodian or underwriter for the Trust, may serve in any other capacity on his or its own behalf or on behalf of others, and may engage in other business activities in addition to his or its services on behalf of the Trust provided, that such other activities do not materially interfere with the performance of his duties as a Trustee.

                                      VII.

                      AGREEMENTS WITH: INVESTMENT ADVISER,
              PRINCIPAL UNDERWRITER, ADMINISTRATOR, TRANSFER AGENT,
                                  AND CUSTODIAN

         7.1 Investment Adviser. The Trustees may enter into a written investment advisory agreement or agreements with any person whereby such person shall undertake to furnish the Trustees such portfolio management, investment advisory, statistical and research facilities and other services upon such terms and conditions as the Trustees may in their discretion

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determine. Notwithstanding any provisions of this Declaration of Trust, the
Trustees may authorize the investment adviser (subject to such general or specific instructions as the Trustees may adopt) to effect purchases, sales or exchanges of portfolio securities of the Trust on behalf of the Trustees or may authorize any officer or Trustee to effect such purchases, sales or exchanges pursuant to the recommendations of the investment adviser (and all without further action by the Trustees). Any such purchases, sales and exchanges shall have been deemed to have been authorized by all the Trustees.

         7.2 Administrator. The Trustees may, on such terms and conditions as they may in their discretion determine, enter into one or more agreements with any person(s) providing for administrative services to the Trust, including assistance in supervising the Trust's operations and performance of administrative, clerical and other services considered desirable by the Trustees.

         7.3 Principal Underwriter. The Trustees may, on such terms and conditions as they may in their discretion determine, enter into one or more distribution agreements with any person(s) providing for the sale of Shares of the Trust to net the Trust at least the net asset value per Share, pursuant to which the Trust may either agree to sell the Shares to the other party to the agreement or appoint such other party its sales agent for such Shares. Such agreement may also provide for the repurchase of Shares of the Trust by such other party as principal or agent of the Trust, and may authorize the other party to enter into agreements with dealers for the purpose of the distribution or repurchase of Shares.

         7.4 Transfer Agent. The Trustees may, on such terms and conditions as the Trustees may in their discretion determine, enter into one or more agreements with any person(s) providing for transfer agency and shareholder services to the Trust.

         7.5 Custodian. The Trustees may, on such terms and conditions as they may in their discretion determine, enter into one or more agreements with any person(s) providing for the custody and safekeeping of the property of the Trust. Any custodian agreement shall in all respects be consistent with and subject to the requirements of the Act as then in effect.

         7.6 Parties to the Agreement. The same person may be employed in any multiple capacity under Sections 7.1 through 7.5 of this Article VII and may receive compensation from the Trust in as many capacities in which such persons shall serve the Trust. The Trustees may enter into any agreement of the character described in this Article VII with any person, including any person in which any Trustee, officer, employee or Shareholder of the Trust may be interested, and no such agreement

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shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any person holding such relationship be liable by reason of such relationship for any loss or expense to the Trust under or by reason of said agreement or accountable for any profit realized directly or indirectly therefrom.

                                      VIII

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

         8.1 Voting Powers. The Shareholders shall have power to vote (a) for the election of Trustees, (b) with respect to the amendment of this Declaration of Trust as provided in Article XI, Section 11.8 and (c) with respect to such additional matters relating to the Trust as may be required by law, by this Declaration of Trust, the By-Laws of the Trust, or any conditions applicable to or agreements of the Trust with the Commission or any State, or as the Trustees may consider desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote, and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting. Shares may be voted in person or by proxy. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required or permitted by law, this Declaration of Trust or any By-Laws of the Trust to be taken by Shareholders.

         8.2 Meetings. Meetings of Shareholders may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least twenty percent of the outstanding Shares entitled to vote.

         8.3 Quorum and Required Vote. At any meeting of the Shareholders a quorum for the transaction of business shall consist of a majority of the Shares of the Trust then outstanding and entitled to vote appearing in person or by proxy, provided that a less number may make reasonable adjournments of such meeting until a quorum is obtained. Subject to any applicable requirements of law or of this Declaration of Trust or the By-Laws, a majority of the Shares voted shall decide any question and a plurality shall elect a Trustee.

         8.4 Shareholder Action by Written Consent. Any action which may be taken by Shareholders may be taken without a meeting of a majority of Shareholders entitled to vote on the matter if they consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

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         8.5   By-Laws. The By-Laws may include further provisions for
Shareholders' meetings, votes, record dates, notices of meetings and related matters.

                                       IX.

                         DISTRIBUTIONS AND DETERMINATION
                                  OF NET INCOME

         Distributions. The Board of Trustees may from time to time declare and pay dividends or distributions, in Shares or in cash, on any or all classes of Shares, the amount of such dividends or distributions and the payment thereof being wholly in the discretion of the Board of Trustees. Dividends or distributions on Shares of any class shall be paid only out of the net income, surplus, capital or other assets belonging to such class.

         Inasmuch as the computation of net income and gains for Federal income tax purposes may vary from the computation thereof on the books of the Trust, the Trustees shall have the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, amounts sufficient to enable the Trust to qualify as a regulated investment company to avoid any liability for Federal income taxes in respect of that year. In furtherance and not in limitation of the foregoing, in the event that any class or classes of Shares has a net capital loss or allowable deductions in excess of taxable income for a fiscal year, and to the extent that the Trustees determine in their discretion for such tax purposes that such net capital loss or excess allowable deductions shall offset net capital gains or taxable income from any other class or classes of Shares, the amount available for distribution to the Shareholders of the class or classes with the net capital gain or taxable income may, in the discretion of the Trustees, be reduced by the amount offset.

         The decision of the Trustees as to what, in accordance with generally accepted accounting principles, is income and what is principal shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against principal and what against the income shall be final. Any income not distributed in any year may be permitted to accumulate and as long as not distributed may be invested from time to time in the same manner as the principal funds of the Trust.

         The Trustees shall have power to declare and cause to be paid dividends, which, at the election of the Trustees, may be accrued or paid in cash or property. The Trustees may adopt any resolution deemed necessary or desirable providing for the declaration of dividends on a daily basis or otherwise by one or more designated officers of the Trust, which may be made payable to shareholders of record at such time as may be fixed. Dividends declared but not yet paid with respect to Shares which have been redeemed may be paid prior to the time otherwise payable if the Trustees so determine in their sole discretion.

                                       X.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         10.1 Limitation of Trustee Liability. Every act or thing done or omitted, and every power exercised or obligation incurred by the Trustees or any of them in the administration of this Trust or in connection with any business, property or concerns of the Trust, whether ostensibly in their own names or in their Trust capacity, shall be done, omitted, exercised or incurred by them as Trustees and not as individuals; and every person contracting or dealing with the Trustees or having any debt, claim or judgment against them or any of them shall look only to the funds and property of the Trust for payment or satisfaction; and no Trustee or Trustees and no officer or agent of the Trust shall ever be personally liable for or on account of any contract, debt, tort, claim, damage, judgment or decree arising out of or connected with the administration or preservation of the Trust estate or the conduct of any business of the Trust. A stipulation or notice to this effect shall be inserted in every note, bond, contract, order or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust and on stationery used by the Trust (but the omission thereof shall not be construed as a waiver of the foregoing provision, and shall not render the Trustees, officers or agents personally liable).

         No Trustee shall be subject to any personal liability whatsoever to any person for any action or failure to act (including without limitation the failure to compel in any way any former or acting Trustee to redress any breach of trust except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties as Trustee; and all such persons shall look solely to the Trust property for satisfaction of claims of any nature arising in connection with the affairs of the Trust.

         10.2 Indemnification of Trustees, Officers and Employees. The Trust shall indemnify each of its Trustees against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Trustee except with respect to any matter as to which, he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless the Trust shall have received a written opinion from independent legal counsel approved by the Trustees to the effect that if either the matter of willful misfeasance, gross negligence or reckless disregard of duty, or the matter of bad faith had been adjudicated, it would in his opinion have been adjudicated in favor of such person. The rights accruing to any person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no person may satisfy any right of indemnity or reimbursement except out of the property of the Trust. The Trustees may make advance payments in connection with the indemnification under this Section 10.2, provided that the indemnified person shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that he is not entitled to such indemnification.

         The Trustees shall have the power, but not the duty, in their sole discretion, to indemnify officers and employees of the Trust but not if such person, had he been a Trustee, would not have been entitled to indemnification hereunder.

         In addition to such rights of indemnification as may be provided hereunder, the Trustees may purchase insurance against the risk of liability imposed against Trustees, officers or employees by reason of their services on behalf of the Trust.

         10.3 Reliance on Experts, etc. Each Trustee and officer of the Trust shall, in the performance of his duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel satisfactory to the Trust, or upon reports made to the Trust by any of its officers or employees or by the investment adviser, the principal underwriter, selected dealers, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or officer of the Trust, regardless of whether such counsel or expert may also be a Trustee.

         10.4 Limitation of Shareholder Liability. Shareholders shall not be subject to any personal liability for the acts or obligations of the Trust. The Trustees shall have no power to bind any Shareholder personally or to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay by way of subscription to any Shares or otherwise. Every note, bond, contract, order or other undertaking issued by or on behalf of the Trust or the Trustees relating to the Trust, and the stationery used by the Trust, shall include a recitation limiting the obligation represented thereby to the Trust and its assets (but the omission of such a recitation shall not operate to bind any Shareholder).

         10.5 Indemnification of Shareholders. In case any Shareholder or former Shareholder shall be held to be personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the Trust estate to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust shall, upon request by the Shareholder, assume the defense of any claim made against any Shareholder for any act or obligation of the Trust and satisfy any judgment thereon.

                                       XI.

                                  MISCELLANEOUS

         11.1 Trust Not a Partnership. It is hereby expressly declared that a trust and not a partnership is created hereby. No Trustee hereunder shall have any power to bind personally either the Trust's officers or any Shareholders. All persons extending credit to, contracting with or having any claim against the Trust or the Trustees shall look only to the assets of the Trust for payment under such credit, contract or claim; and neither the Shareholders nor the Trustees, nor any of their agents, whether past, present or future, shall be personally liable therefor.

         11.2 No Bond or Surety. The Trustees shall not be required to give any bonds as such, nor any surety if a bond is required.

         11.3 Termination of Trust. This Trust shall continue without limitation of time, provided, however, that:

         A. The Trustees, with the vote of a majority of the outstanding Shares of a class, may sell and convey the assets belonging to such class of Shares to another trust or corporation organized under the laws of any state of the United States, which is a management investment company as defined in the Act, for an adequate consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the class and which may include shares of beneficial interest or stock of such trust or corporation. Upon making provision for the payment of all such liabilities, by such assumption or otherwise, the Trustees shall distribute the remaining proceeds ratably among the holders of the Shares of the class then outstanding.

         B. The Trustees, with the vote of a majority of the outstanding Shares of a class, may sell and convert into money all the assets of such class. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of the class, the Trustees shall distribute the remaining assets of the class ratably among the holders of the outstanding Shares of the class.

         C. Without the vote of a majority of outstanding Shares of any class or of the Trust (unless Shareholder approval is otherwise required by applicable law), the Trustees may combine the assets belonging to any two or more classes of Shares into a single class if the Trustees reasonably determine that such combination will not have a material adverse effect on the Shareholder of each class.

         D. Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in sub-sections A and B, the Trust shall terminate as to that class of Shares and the Trustees shall be discharged of any and all further liabilities and duties hereunder and the right, title and interest of all parties shall be cancelled and discharged.

         11.4 Incorporation. With the approval of the holders of a majority of the outstanding Shares, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other person to take over all of the Trust property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to transfer the Trust property to any such person in exchange for any Shares or securities thereof or otherwise, and to lend money to, subscribe for the Shares or securities of, and enter into any contracts with any such person or persons in which the Trust holds or is about to acquire shares of any other interest. The Trustee may also cause a merger or consolidation between the Trust or any successor thereto and any such person if and to the extent permitted by law. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust property to such person(s).

         11.5 Filing of Copies, References, Headings. The original or a copy of this instrument and of each Declaration of Trust supplemental hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such supplemental Declarations of Trust have been made and as to any matters in connection with the Trust hereunder, and with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such supplemental Declaration of Trust. Headings are placed herein for convenience of reference only and in the case of any conflict, the text of this instrument, rather than the headings, shall control. This instrument may be executed in any number of counterparts each of which shall be deemed an original.

         11.6 Applicable Law. The Trust set forth in this instrument is made in the Commonwealth of Pennsylvania, and is to be governed by and construed and administered according to the laws of said Commonwealth. The Trust shall be of the type commonly called a business trust, and without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust.

         11.7  Provisions in Conflict With Law or Regulations.

         A. The provisions of this Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration of Trust; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

         B. If any provision of this Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration of Trust in any jurisdiction.

         C. Notwithstanding the foregoing, nothing contained in this Declaration of Trust shall permit any amendment of this Declaration of Trust which would impair the exemption from personal liability of the Trustees and Shareholders of the Trust or to permit assessments upon Shareholders.

         11.8  Amendment Procedure.

         A. This Declaration of Trust may be amended by the affirmative vote of the holders of not less than a majority of the outstanding Shares.

         B. The Trustees may also amend this Declaration without the vote of Shareholders prior to the first public offering of the Trust's shares, or if they deem it necessary to conform this Declaration of Trust to the requirements of applicable federal laws or regulations or the requirements of the regulated investment company provisions of the Internal Revenue Code, but the Trustees shall not be liable for failing so to do.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to the Declaration of Trust as of the 9th day of August, 1993.

                                     /s/  Philip E. Coldwell
                                     -------------------------------------------
                                     Philip E. Coldwell

                                     /s/ Rodney D. Johnson
                                     -------------------------------------------
                                     Rodney D. Johnson

                                     /s/ Robert R. Fortune
                                     -------------------------------------------
                                     Robert R. Fortune

                                     /s/ G. Willing Pepper
                                     -------------------------------------------
                                     G. Willing Pepper

                                     /s/ David R. Wilmerding, Jr.
                                     -------------------------------------------
                                     David R. Wilmerding, Jr.

                                     /s/ Anthony M. Santomero
                                     -------------------------------------------
                                     Anthony M. Santomero

                                     /s/ Henry M. Watts, Jr.
                                     -------------------------------------------
                                     Henry M. Watts, Jr.